Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr.
Wood Dale, IL 60191
www.psiengines.com

POWER SOLUTIONS INTERNATIONAL, INC. REPORTS FIRST QUARTER 2014 RESULTS

Net sales up 27% year over year, 9% sequentially

Adjusted net income of $2,628,000 or $0.24 per diluted common share

Net income of $2,374,000 or $0.19 per diluted common share

Wood Dale, IL –May 8, 2014 - Power Solutions International, Inc. (Nasdaq: PSIX), a leader in the design, engineering and manufacture of emissions-certified alternative-fuel and conventional power systems, today announced its financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Results

Net sales for the first quarter of 2014 were $66,735,000, an increase of 27% from $52,576,000 in the first quarter of 2013 and a 9% sequential increase from $61,500,000 in the fourth quarter of 2013. Contributing to the sales increase was continued growth in the Company’s heavy-duty power generation systems, forklift and aftermarket sales.

“Our robust line of heavy duty engines for the oil and gas market continued to drive growth for PSI,” stated Gary Winemaster, Chairman and Chief Executive Officer of Power Solutions. “Sales of these engines almost doubled in the first quarter from last year. Increased forklift sales also contributed to the sales increase in the quarter. Our recently announced expanded relationship with Nacco Materials Handling Group aided growth, and we anticipate this business ramping up during the year. We are pleased with our performance in the quarter and look forward to further capitalizing on the growing trend toward alternative-fuel engines”.

Operating expense in the first quarter of 2014 includes transaction costs of approximately $811,000 ($487,000 after tax or $0.05 per diluted common share) incurred in connection with the acquisition of Professional Power Products, Inc., which was completed on April 1, 2014.

Operating income was $3,521,000, an increase of 14% from $3,080,000 in the first quarter of 2013. Operating margin of 5.3% in the current quarter compares to 5.9% in the comparable prior year period. Excluding the above noted transaction costs of $811,000 in the current quarter, the operating margin was 6.5%.

Winemaster continued, “We are delighted with our recent acquisition of Professional Power Products and the exciting opportunities that it presents to us. PPPI’s strong complementary product offering, along with our power system technology and customer relationships, creates a tremendous combination that should position us well for growth in the years ahead.”

Other income for the first quarter includes a non-cash gain of $233,000 resulting from a decrease in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement.

Net income for the first quarter of 2014, which included the warrant revaluation adjustment and transaction costs, was $2,374,000, or $0.19 per diluted common share. This compares to a net loss of $2,927,000 or $0.32 per diluted common share for the first quarter of 2013, which also included a warrant revaluation adjustment.

Net income for the first quarter of 2014, adjusted to remove the warrant revaluation impact and transaction costs was $2,628,000, or $0.24 per diluted common share. This compares to adjusted net income for the first quarter of 2013 of $1,919,000 or $0.21 per diluted common share, which is also adjusted to remove the warrant revaluation impact.

Summary of Diluted EPS Attributable to Common Stockholders

“Adjusted” removes the impact of warrant revaluation and Q1 2014 transaction costs

	Q1 2014	Q4 2013	Q1 2013
EPS	$0.19	$(0.36)	$(0.32)
Adjusted EPS	$0.24	$0.24	$0.21
Diluted shares	11,054,594	10,507,769	9,100,111
Adjusted diluted shares	11,054,594	11,023,685	9,359,489

Earnings Results Conference Call

The Company will discuss its financial results and outlook in a conference call on May 8, 2014, at 5:00 p.m. ET/4:00 p.m. CT. The call will be hosted by Gary Winemaster, Chairman and Chief Executive Officer, Eric Cohen, Chief Operating Officer, and Daniel Gorey, Chief Financial Officer.

Investors in the U.S. interested in participating in the call should dial +1 (800) 390-5360 and reference passcode 7560325. Those calling from outside the U.S. should dial +1 (719) 325-2275 and also reference passcode 7560325. A telephone replay will be available approximately two hours after the call concludes through May 22, 2014 by dialing +1 (877) 870-5176 from within the U.S. or +1 (858) 384-5517 from international locations, and again referencing passcode 7560325.

A simultaneous live webcast will be available on the Investor Relations section of the Company’s website at www.psiengines.com. The webcast will be archived on the website for one year.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allows PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, diesel and gasoline.

PSI develops and delivers complete .97 to 22 liter power systems, including the 8.8 liter engine aimed at the industrial and on-road markets, including medium duty fleets, delivery trucks, school buses and garbage/refuse trucks. PSI power systems are currently used worldwide in power generators, forklifts, aerial lifts, and industrial sweepers, as well as in oil and gas, aircraft ground support, agricultural and construction equipment.

PSI recently acquired Professional Power Products, Inc. (“PPPI”), a leading designer and manufacturer of large, custom engineered integrated electrical power generation systems serving the global diesel and natural gas power generation market. PPPI specializes in power generation systems for both standby and prime power applications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, regarding the current expectations of Power Solutions International, Inc. (the “Company”) about its prospects and opportunities, including expectations with respect to the acquisition of PPPI. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook, “ “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the Company’s ability to integrate PPPI into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company anticipates as a result of the acquisition are not fully realized or take longer to realize than expected; the continued development and expansion of the market for alternative-fuel power systems; technological and other risks relating to the Company’s development of its 8.8 liter engine, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful); the timing of new product ramp-ups; the significant strain on the Company’s senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations (including as a result of the acquisition of PPPI); changes in environmental and regulatory policies; significant competition; global economic conditions (including their impact on demand growth); and the

Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Non-GAAP Financial Measures and Reconciliations

As used herein, “GAAP” refers to generally accepted accounting principles in the United States. The Company uses certain numerical measures in this press release which are or may be considered “Non-GAAP financial measures” under Regulation G. The Company has provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measures and associated reconciliations.

Reconciliation of Net Income (Loss) to Adjusted Net Income

(Dollar amounts in thousands)

	Three months ended March 31, 2014	Three months ended March 31, 2013	Three months ended December 31, 2013
Net income (loss)	$2,374	$(2,927)	$(3,752)
Non-cash (income) expense from warrant revaluation	(233)	4,846	6,373
PPPI transaction costs, net of tax	487	—	—
Adjusted net income	$2,628	$1,919	$2,621

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three months ended March 31, 2014	Three months ended March 31, 2013	Three months ended December 31, 2013
Earnings (loss) per diluted common share	$0.19	$(0.32)	$(0.36)
Non-cash (income) expense from warrant revaluation	—	0.53	0.60
PPPI transaction costs, net of tax	0.05	—	—
Adjusted earnings per diluted common share	$0.24	$0.21	$0.24

The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company’s short-term and long-term trends. Adjusted net income is derived from GAAP results by excluding the non-cash impact related to the change in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The Company excludes this non-operating, non-cash impact, as the Company believes it is not indicative of its core operating results or future performance. The warrant revaluation results from facts and circumstances that fluctuate in impact and is excluded by management in its forecast and evaluation of the Company’s operational performance. Adjusted earnings per diluted common share is also derived from GAAP results by excluding the non-cash impact, even when antidilutive, related to the change in the estimated fair value of the liability associated with the warrants. Adjusted net income and adjusted earnings per diluted common share also include an adjustment to remove transaction costs incurred in association with the Company’s acquisition of Professional Power Products, Inc., which was completed on April 1, 2014. The Company believes that these transaction costs, similar to the warrant related expense, are not indicative of the Company’s core operating results or future performance. These costs are excluded by management in its forecast and evaluation of the Company’s operational performance.

Adjusted net income, adjusted earnings per diluted common share and other non-GAAP financial measures used and presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Contact:

Power Solutions International, Inc.

Daniel P. Gorey

Chief Financial Officer

+1 (630) 451-2290

dan.gorey@psiengines.com

ICR, LLC

Gary T. Dvorchak, CFA

Senior Vice President

+1 (310) 954-1123

gary.dvorchak@icrinc.com

Power Solutions International, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	March 31, 2014	December 31, 2013
ASSETS
Current assets
Cash	$3,649	$6,306
Accounts receivable, net	48,908	42,730
Inventories, net	68,748	55,986
Prepaid expenses and other current assets	1,466	2,173
Deferred income taxes	2,811	2,811

Total current assets	125,582	110,006
Property, plant & equipment, net	14,264	13,104
Other noncurrent assets	3,579	3,509

TOTAL ASSETS	$143,425	$126,619

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$32,518	$24,444
Income taxes payable	418	167
Accrued compensation and benefits	1,967	3,758
Other accrued liabilities	3,277	4,016

Total current liabilities	38,180	32,385
Long-term obligations
Revolving line of credit	26,159	17,933
Deferred income taxes	304	304
Private placement warrants	22,066	24,525
Other noncurrent liabilities	851	1,051

TOTAL LIABILITIES	87,560	76,198

COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY
Series A convertible preferred stock—$0.001 par value. Authorized: 114,000 shares. Issued and outstanding: -0- shares at March 31, 2014 and December 31, 2013.	—	—
Common stock—$0.001 par value. Authorized: 50,000,000 shares. Issued: 11,393,064 and 11,352,812 shares at March 31, 2014 and December 31, 2013, respectively. Outstanding: 10,562,139 and 10,521,887 shares at March 31, 2014 and December 31, 2013, respectively.	11	11
Additional paid-in-capital	60,378	57,308
Accumulated deficit	(274)	(2,648)
Treasury stock, at cost, 830,925 shares at March 31, 2014 and December 31, 2013.	(4,250)	(4,250)

TOTAL STOCKHOLDERS’ EQUITY	55,865	50,421

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$143,425	$126,619

Power Solutions International, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three months ended March 31, 2014	Three months ended March 31, 2013
Net sales	$66,735	$52,576
Cost of sales	54,805	43,407

Gross profit	11,930	9,169
Operating expenses:
Research & development and engineering	3,598	1,771
Selling and service	1,827	1,880
General and administrative	2,984	2,438

Total operating expenses	8,409	6,089

Operating income	3,521	3,080
Other (income) expense:
Interest expense	99	194
Private placement warrant (income) expense	(233)	4,846
Other (income) expense, net	23	—

Total other (income) expense	(111)	5,040

Income (loss) before income taxes	3,632	(1,960)
Income tax provision	1,258	967

Net income (loss)	$2,374	$(2,927)

Weighted-average common shares outstanding:
Basic	10,542,460	9,100,111
Diluted	11,054,594	9,100,111

Earnings (loss) per common share:
Basic	$0.23	$(0.32)
Diluted	$0.19	$(0.32)

Power Solutions International, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollar amounts in thousands)

	Three months ended March 31, 2014	Three months ended March 31, 2013
Cash flows from operating activities
Net income (loss)	$2,374	$(2,927)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	488	364
Non-cash interest expense	14	18
Share-based compensation expense	321	207
Decrease in accounts receivable allowances	(8)	(16)
Increase in inventory reserves	183	368
(Decrease) increase in valuation of private placement warrant liability	(233)	4,846
Loss on investment in joint venture	33	—
(Increase) decrease in operating assets:
Accounts receivable	(6,170)	809
Inventories	(12,945)	(1,946)
Prepaid expenses and other assets	580	485
Increase (decrease) in operating liabilities:
Accounts payable	7,220	(4,852)
Accrued compensation and benefits and other accrued liabilities	(2,530)	(665)
Income taxes payable	418	914
Other noncurrent liabilities	(367)	14

Net cash used in operating activities	(10,622)	(2,381)

Cash flows from investing activities
Purchases of property, plant, equipment and other assets	(784)	(667)

Net cash used in investing activities	(784)	(667)

Cash flows from financing activities
Advances from revolving line of credit - noncurrent obligation	14,126	27,503
Repayments of revolving line of credit - noncurrent obligation	(5,900)	(26,500)
Proceeds from exercise of private placement warrants	523	1,797

Net cash provided by financing activities	8,749	2,800

Decrease in cash	(2,657)	(248)
Cash at beginning of period	6,306	543

Cash at end of period	$3,649	$295

Supplemental disclosures of cash flow information
Cash paid for interest	$86	$201
Cash paid for income taxes	$—	$55